                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

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
                                                  FISCAL YEAR ENDED MARCH 31,
                                                 -----------------------------
                                                  1995   1996   1997    1998
                                                 ------ ------ ------ --------
Operating income (loss)......................... 40,721 61,385 66,020 (235,209)
Portion of rental expenses deemed to represent
 interest.......................................  3,167  3,500  5,433   13,967
                                                 ------ ------ ------ --------
Earnings (loss) before fixed charges............ 43,888 64,885 71,453 (221,242)
                                                 ====== ====== ====== ========
Interest expense................................  8,807 16,280 26,509   53,887
Portion of rental expenses deemed to represent
 interest.......................................  3,167  3,500  5,433   13,967
                                                 ------ ------ ------ --------
Fixed charges................................... 11,974 19,780 31,942   67,854
                                                 ====== ====== ====== ========
Ratio of earnings to fixed charges..............   3.7x   3.3x   2.2x       na
                                                 ====== ====== ====== ========
Deficiency of earnings to fixed charges.........     na     na     na $289,096
                                                 ====== ====== ====== ========
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